EX-99.d


                       INTERSTATE POWER COMPANY

                     SUPPLEMENTAL RETIREMENT PLAN





                           TABLE OF CONTENTS

INTRODUCTION

ARTICLE I - FORMAT AND DEFINITIONS
     Section 1.01 ------ Format
     Section 1.02 ------ Definitions

ARTICLE II - PARTICIPATION
     Section 2.01 ------ Active Participant
     Section 2.02 ------ Cessation of Participation

ARTICLE III - BENEFITS
     Section 3.01 ------ Normal Retirement Benefit Formula
     Section 3.02 ------ Retirement Benefits
     Section 3.03 ------ Death Benefits
     Section 3.04 ------ Termination of Benefits
     Section 3.05 ------ Termination for Cause
     Section 3.06 ------ When Benefits Start

ARTICLE IV - PLAN FINANCING

ARTICLE V - DISTRIBUTION OF BENEFITS
     Section 5.01 ------ Form of Distribution
     Section 5.02 ------ Commercial Annuities

ARTICLE VI - TERMINATION OF PLAN

ARTICLE VII - ADMINISTRATION OF PLAN
     Section 7.01 ------ Administration
     Section 7.02 ------ Records
     Section 7.03 ------ Information Available

ARTICLE VIII - GENERAL PROVISIONS
     Section 8.01 ------ Amendments
     Section 8.02 ------ Employment Status
     Section 8.03 ------ Rights to Plan Amounts
     Section 8.04 ------ Nonalienation of Benefits
     Section 8.05 ------ Facility of Payment
     Section 8.06 ------ Construction
     Section 8.07 ------ Word Usage
     Section 8.08 ------ Binding Effect on Successor







                       INTERSTATE POWER COMPANY

                     SUPPLEMENTAL RETIREMENT PLAN


                             INTRODUCTION

     Interstate Power Company ("Employer") is establishing the Supplemental Retirement Plan ("Plan") for the purpose of providing defined benefit retirement income supplement for a select group of
officers of the Employer.   The providing of these supplemental benefits
is pursuant to a plan intended to be unfunded under applicable tax
provisions and other laws.   The Plan has been designed as, and is
intended to be, an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended, and a non-qualified plan for purposes of Section 401 of the Internal Revenue Code of 1986, as amended. The Plan shall be effective April 30, 1990.



                               ARTICLE I

                        FORMAT AND DEFINITIONS

SECTION 1.01 -- FORMAT

     Words and phrases defined in the Definitions section of Article I shall have that defined meaning when used in this Plan, unless another meaning is specified below. These words and phrases have an initial capital letter to aid in identifying them as defined terms.

SECTION 1.02 -- DEFINITIONS

     ACTIVE PARTICIPANT means a Participant who is actively partici-pating in the Plan according to the provisions in the ACTIVE
     PARTICIPANT SECTION of Article II.

     ACTUARIAL EQUIVALENT means the equivalent value as determined by an actuary, computed on the basis of reasonable and consistent factors and assumptions.

     AVERAGE PAY means the average of the highest consecutive 48 months of total Compensation.

     BENEFIT STARTING DATE means, for a Participant, the first day of the first period for which an amount is payable as a stream of income payments for life.

     COMPENSATION means a Participant's wages as reported on IRS Form W-2 for employment with the employer, and any amounts deferred pursuant to agreements, separate from this Plan, between the Participant and Employer.

     EARLY RETIREMENT AGE means the date at which the Participant reaches age 55.



     EARLY RETIREMENT BENEFIT ADJUSTMENT FACTOR means the applicable
     factor from the table below.   This factor is calculated by
     counting the number of years the Participant's Retirement Date precedes his Normal Retirement Date.

        Number of Years Retirement
        Date precedes Normal
        Retirement Date                           Factor

               0                                  1.0000
               1                                   .9333
               2                                   .8667
               3                                   .8000
               4                                   .7333
               5                                   .6667
               6                                   .6333
               7                                   .6000
               8                                   .5667
               9                                   .5333
              10                                   .5000
              More than 10                         .0000

     The above factors shall be prorated for a partial year (counting a partial month as a complete month.

     EARLY RETIREMENT DATE means the first day of any month before a Participant's Normal Retirement Date which the Participant selects for the start of his retirement benefit under both this Plan and the qualified defined benefit plan (GA 903). This day shall be on or after the date on which he ceases to be a Participant and the date he reaches his Early Retirement Age.

     EMPLOYER means Interstate Power Company. This will also include any successor corporation or firm of the Employer which shall, by written agreement, assume the obligations of this Plan.

     EMPLOYMENT COMMENCEMENT DATE means the first day a Participant begins working for the Employer.

     ENTRY DATE means the date a Participant first enters the Plan as an Active Participant.

     FISCAL YEAR means the Employer's taxable year which ends on December 31.

     LATE RETIREMENT DATE means the first day of any month which is after a Participant's Normal Retirement Date and on which retirement benefits begin. If a Participant continues to work for the Employer after his Normal Retirement Date, his Late Retirement Date shall be the earliest first day of the month on or after he ceases to be a Participant.

     NORMAL FORM means a stream of income payments for life with no death benefit.

     NORMAL RETIREMENT AGE means the age at which the Participant's right to receive a normal retirement benefit becomes non-forfeitable. A Participant's Normal Retirement Age is age 65. NORMAL RETIREMENT DATE means the earliest first day of the month on or after the date the Participant reaches his Normal Retirement Age. Unless otherwise provided in this Plan, a Participant's retirement benefits shall begin on a Participant's Normal Retirement Date if he has ceased to be an Participant on such date.

     PARTICIPANT means any officer of the corporation that the Board of Directors of the Employer determines by resolution is eligible for the Plan.

     PENSION BENEFIT means the benefit a participant may receive from this Plan.

     PLAN means the Supplemental Retirement Plan of the Employer as set forth in this instrument, including any later amendments hereto.

     PLAN ADMINISTRATOR means the person or persons who administer the Plan. The Plan Administrator is the Employer.

     PLAN YEAR means a period beginning on a Yearly Date and ending on the day before the next Yearly Date.

     REENTRY DATE means the date a former Active Participant reenters the Plan.

     RETIREMENT DATE means the date a retirement benefit will begin and is a Participant's Early, Normal or Late Retirement Date, as the case may be.

     TRUST means the agreement of trust, called Interstate Power Company Irrevocable Trust Agreement, 1990, between the Employer and Trustee established for the purpose of holding and distributing the Trust Fund under the provisions of the Plan.

     TRUST FUND means the total funds held under the Trust for purpose of providing benefits for the Participants. These funds result from a transfer of general assets of the Employer made under the Plan which are forwarded to the Trustee to be deposited in the Trust Fund. In the event of the Employer's insolvency, assets in the Trust Fund are subject to the claims of the Employer's general creditors.

     TRUSTEE means the trustee or trustees under the Trust. The term Trustee as it is used in this Plan is deemed to include the plural unless the context clearly indicates otherwise.

     YEARLY DATE means April 30, 1990, and each following January 1.



                               ARTICLE I

                             PARTICIPATION

SECTION 2.01 -- ACTIVE PARTICIPANT

     1. All officers of the Employer who meet the definition of Participant in Section 1.02 above are eligible to participate in this Plan. The Yearly Date on or after which an Participant meets this definition is his Entry Date.

     2. A former Participant may again become an Active Participant (resume active participation in the Plan) on the Yearly Date he again meets the definition of Participant. This date is his Reentry Date.

There shall be no duplication of benefits for a Participant under this Plan because of more than one period as an Active Participant.

SECTION 2.02 -- CESSATION OF PARTICIPATION

     A Participant shall cease to be a Plan Participant on the date he is no longer eligible for benefits under this Plan.



                              ARTICLE III

                               BENEFITS

SECTION 3.01 -- NORMAL RETIREMENT BENEFIT FORMULA

     A Participant's normal monthly retirement benefit shall be one-- twelfth of 5% of Average Pay multiplied by his Early Retirement Benefit Adjustment Factor.

SECTION 3.02 -- RETIREMENT BENEFITS

     On a Participant's Normal Retirement date or Early Retirement Date, his Pension Benefit under this Plan shall be distributed to him according to the provisions of the DISTRIBUTION OF BENEFITS SECTION of
Article V.

SECTION 3.03 -- DEATH BENEFITS

     There are no death benefits provided for under this plan.

SECTION 3.04 -- TERMINATION BENEFITS

     A Participant who becomes inactive by reason of termination of employment or otherwise prior to Early Retirement Age or death will not be entitled to any benefits under this Plan.

     A Participant who becomes inactive by reason of termination of employment subsequent to Early Retirement Age and who chooses to receive an early retirement benefit under the qualified plan will be entitled to receive an Early Retirement Benefit under this Plan.

     A Participant who becomes inactive by reason of termination of employment subsequent to Early Retirement Age and who chooses to defer receiving his retirement benefit under the qualified plan will not be entitled to any benefits under this Plan until benefits under the qualified plan commence.



SECTION 3.05 -- TERMINATION FOR CAUSE

     Any Participant whose employment is terminated for just cause will
not be entitled to any benefits under this Plan.   The determination as
to whether the condition of a termination for just cause exists shall be the responsibility of the Board of Directors. Examples of just cause include but are not limited to: embezzlement of company funds, fraud, acts by the employee that cause harm to the company or its reputation.

     This section shall not alter in any way the provisions of Section
8.02 of this Plan.

SECTION 3.06 -- WHEN BENEFITS START

     Pension Benefits will begin at the Early Retirement Date or Normal Retirement Date, but no earlier than the effective date of this Plan.



                              ARTICLE IV

                            PLAN FINANCING

In establishing this Plan and the Trust, the Employer agrees and undertakes to make the Trust Fund subject to the claims of the
Employer's general creditors.   The right of any Participant to payment
of benefits from the Employer's general assets shall be no greater than that of any other general unsecured creditor of the Employer.



                               ARTICLE V

                       DISTRIBUTION OF BENEFITS

SECTION 5.01 -- FORM OF DISTRIBUTION

     The only form of distribution is a stream of income payments for life without death benefit.

SECTION 5.02 -- COMMERCIAL ANNUITIES

     The Employer may, at its option, do one of the following:

     (a) Purchase a commercial annuity contract from an insurance company as a means of providing the pension benefit to the Participant and transfer the annuity contract to the Trustee; or

     (b) Transfer sufficient cash to the Trustee so that the Trustee can acquire the annuity contract; or

     (c) Instruct the Trustee to use the cash value of any life insurance contract on a Participant to acquire the annuity contract.

     The Employer, for administrative convenience, may make a revocable direction to the insurance company to make any payments due under such contract to the Participant. The existence of such an annuity contract and payment arrangement does not constitute an alteration of the fact that the benefit being distributed is being paid from the general assets of the Employer with the right of any Participant to receive such payment no greater than that of any other creditor of the Employer.



                              ARTICLE VI

                          TERMINATION OF PLAN

     The Employer expects to continue the Plan indefinitely but reserves the right to terminate the Plan at any time.

     Participants receiving Pension Benefits at the time of plan termination will continue to receive those same benefits.

     The Pension Benefit for a Participant not receiving Pension Benefits at the time of plan termination shall be determined as described in this Article VI. The single sum Actuarial Equivalent of each Participant's Pension Benefit shall be calculated as of the effective date of the Plan termination. Each Participant shall receive an amount from the remaining Trust Fund, or the Employer at the Employer's discretion, equal to the total Trust Fund multiplied by the ratio of his single sum Actuarial Equivalent to the total single sum Actuarial Equivalent of all Participants



                              ARTICLE VII

                        ADMINISTRATION OF PLAN

SECTION 7.01 -- ADMINISTRATION

     Subject to the provisions of this article, the Plan Administrator has complete control of the administration of the Plan. The Plan Administrator has all the powers necessary for it to properly carry out its administrative duties. Not in limitation, but in amplification of the foregoing, the Plan Administrator has the power in its sole and complete discretion to construe the Plan and to determine all questions that may arise under the Plan, including all questions relating to the eligibility of officers to participate in the Plan and the amount of benefit to which any Participant may become entitled. The Plan Administrator's decisions upon all matters within the scope of its authority shall be final.

     Unless otherwise set out in the Plan, the Plan Administrator may delegate recordkeeping and other duties which are necessary to assist it with the administration of the Plan to any person or firm which agrees to accept such duties. The Plan Administrator shall be entitled to rely upon all tables, valuations, certificates and reports furnished by the consultant or actuary appointed by the Plan Administrator and upon all opinions given by any counsel selected or approved by the Plan Administrator.

     The Plan Administrator shall receive all claims for benefits by Participants or former Participants. The Plan Administrator shall determine all facts necessary to establish the right of any claimant to benefits and the amount of those benefits under the provisions of the Plan. The Plan Administrator may establish rules and procedures to be followed by claimants in filing claims for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan.

SECTION 7.02 -- RECORDS

     All acts and determinations of the Plan Administrator shall be duly recorded. All these records, together with other documents necessary for the administration of the Plan, shall be preserved in the Plan Administrator's custody.

     Writing (handwriting, typing, printing), photostating, photo-graphing, microfilming, magnetic impulse, mechanical or electrical recording or other forms of data compilation shall be acceptable means of keeping records.

SECTION 7.03 -- INFORMATION AVAILABLE

     Any Participant in the Plan may examine copies of this Plan. The Plan Administrator shall maintain the Plan in its office, or in such other place or places as it may designate. The Plan may be examined
during reasonable business hours.   Upon the written request of a
Participant receiving benefits under the Plan, the Plan Administrator will furnish him with a copy of the Plan.



                             ARTICLE VIII

                          GENERAL PROVISIONS

SECTION 8.01 -- AMENDMENTS

     The Employer may amend this Plan at any time. An amendment may not diminish or adversely affect any accrued interest or benefit of Participants.

SECTION 8.02 -- EMPLOYMENT STATUS

     Nothing contained in this Plan gives a Participant the right to be retained in the Employer's employ, nor shall the existence of this Plan or the operation of its provisions interfere with the Employer's right to discharge any Participant.

SECTION 8.03 -- RIGHTS TO PLAN AMOUNTS

     No Participant shall have any rights to benefits payable under this Plan upon termination of his employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Participant in accordance with Plan provisions.


     Any final payment or distribution of Pension Benefits under this Plan to a Participant or his legal representative under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Plan Administrator, the Employer, the Trustee, and any and all persons or entities acting on behalf of them or any of them arising under, in connection with, or by virtue of the Plan.

SECTION 8.04 -- NON-ALIENATION OF BENEFITS

     Benefits payable under the Plan are not subject to the claims of any creditor of any Participant or spouse. A Participant or spouse does not have any rights to alienate, anticipate, commute, pledge, encumber or assign any of such benefits.

SECTION 8.05 -- FACILITY OF PAYMENT

     If any Participant is physically or mentally incapable of giving a valid receipt for any payment due him and no legal representative has been appointed for such person, the Plan Administrator may direct the Insurer or the Trustee to make such payment to any person or institution maintaining such Participant. The payment to such person or institution shall be a valid and complete discharge of any liability for the making of such payment under the provisions of the Plan.

SECTION 8.06 -- CONSTRUCTION

     The validity of the Plan or any of its provisions is determined under and construed according to federal law and, to the extent permissible, according to the laws of the state in which the Employer has its principal office.

SECTION 8.07 -- WORD USAGE

     The masculine gender, where used in this Plan, shall include the feminine gender and the singular words as used in this Plan may include the plural, unless the context indicates otherwise.

SECTION 8.08 -- BINDING EFFECT ON SUCCESSOR

     The Plan shall be binding upon and inure to the benefit of any successor to the Employer or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise and any subsequent successor thereto. In no event shall such merger, consolidation, reorganization, transfer of assets or other similar transaction suspend or delay the rights of any Participant to receive benefits hereunder.





                                        INTERSTATE POWER COMPANY
                                        A Delaware Corporation
                                        City, State

Dated    10/08/1990                     By     W. H. Stoppelmoor /s/
                                        Title      President